UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 20, 2007

   CHINA FRUITS CORPORATION
F/K/A DIVERSIFIED FINANCIAL RESOURCES CORP.
(Exact Name of Registrant as Specified in Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

0-22373
(Commission File Number)

58-2027283
(I.R.S. Employer Identification No.)

Fu Xi Technology & Industry Park, Nan Feng County
Jiang Xi Province, P. R. China
(Address of Principal Executive Offices) (Zip Code)

(86794) 326-6199
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

This Current Report on Form 8-K is filed by China Fruits Corporation, a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On October 20, 2007, Registrant’s Board of Directors made the decision to retain Lake & Associates CPA’s LLC (“Lake”) as its independent auditor to review Registrant’s quarterly reports on Form 10QSB's for the third quarter of 2007, the first and second quarters of 2008 and to audit Registrant’s financial statements for the year ended December 31, 2007. Registrant does not have an audit committee.

Prior to making the decision to retain Lake & Associates CPA’s LLC, Registrant had no prior relationship with Lake & Associates CPA’s LLC or any of its member.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Fruits Corporation

Date: October 26, 2007	By:	/s/ Chen, Quan Long
Chen, Quan Long President

3